BYLAWS

                                       OF

                              SJNB FINANCIAL CORP.
                               (Amended 2/23/2000)

                                    ARTICLE I

                                     Offices


Section 1. Principal Office. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this State, and the corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

Section 2. Other Offices. Branch or other subordinate offices may at any time be established by the Board at such other places as it deems appropriate.

                                   ARTICLE II

                            Meetings of Shareholders

Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the 4th Wednesday of May of each year at 10:00 a.m.., or such other date or such other time as may be fixed by the Board of Directors. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected, and any other proper business within the power of the shareholders may be transacted.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered mail to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4. Notice of Meetings. Written notice, in accordance with Section 5 of this Article II, of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (b) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (c) a reorganization of the corporation, pursuant to Section 1201 of that Code, (d) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

Section 5. Manner of Giving Notice. Notice of a shareholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal office or if published at least once in a newspaper of general circulation in the county of which that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing or other means of giving any notice in accordance with the above provisions, executed by the Secretary, Assistant Secretary or other transfer agent shall be prima facie evidence of the giving of the notice or report.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. Adjourned Meeting and Notice Thereof. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 6 of this Article) no other business may be transacted at such meeting.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders' meeting is adjourned for more than 45 days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. At any adjourned meeting the corporation may transact any business which may have been transacted at the original meeting.

Section 8. Voting. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 10 of this Article.

Voting shall in all cases be subject to the provisions of Section 702 through 704, inclusive, of the California General Corporation Law (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

The shareholders' vote may be by voice or ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

No shareholder shall be entitled to cumulate votes for any candidate or candidates.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected, shall be elected.

Section 9. Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board or by any shareholder entitled to vote in the election of directors. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be mailed or delivered to the President of the corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the corporation not later than the close of business on the seventh day following the date on which the notice of meeting was mailed. Such written nomination shall include the following information to the extent known to the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of voting shares that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; and (e) the number of shares of voting stock of the corporation owned by the nominating shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election may disregard all votes cast for each such nominee.

Section 10. Record Date. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the date on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this Section 10 or Section 12 of this Article shall be at the close of business of the day on which the Board adopts the resolution relating there-to, or the sixtieth day prior to the date of such other action, whichever is later.

Section 11. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this
Article II, the waiver of notice or consent shall state the general nature of the proposal.

Section 12. Action by Written Consent Without a Meeting. Subject to the Corporation's Articles of Incorporation and Section 603 of the California General Corporation Law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, or their proxies; provided, however, that the board of directors of this corporation, by resolution, shall have previously approved any such action. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given, as provided by Section 603(b) of the California Corporations Code, and (2) in the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that subject to applicable law, a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Unless a record date for voting purposes be fixed as provided in Section 10 of the Article, the record date for determining shareholders entitled to give consent pursuant to this Section 12, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 13. Proxies. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the Secretary of the corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless (1) revoked by the person executing it, before the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; or (2) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 14. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or fail or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one (1) or three (3) inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

                                   ARTICLE III

                                    Directors

Section 1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a) To select and remove all the other officers, agents, and employees of the corporation, prescribe any powers and duties for them that are consistent with law, or with the Articles or these Bylaws, fix their compensation, and require from them security for faithful service.

(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

(c) To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

(d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor and any agreements pertaining thereto.

(f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed.

(g) To appoint and designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 2. Number and Qualification of Directors. The authorized number of directors shall be not less than nine (9) nor more than seventeen (17) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be sixteen (16), until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the Board of Directors or by the shareholders.

No person  (except,  in respect to the  limitation in clause (a) below,  of this
Section 2.3, or any person who shall be a member of the Board of Directors of this Corporation on the date these Bylaws shall be adopted) shall be a member of the Board of Directors of this Corporation (a) who has not been a resident, for a period of at least one (1) year immediately prior to his election, of a state in which the Corporation or any of its subsidiaries maintains an office, or (b) who owns, together with his family residing with him, directly or indirectly, more than one percent (1%) of the outstanding shares of any banking corporation, affiliate or subsidiary thereof, or bank holding company engaged in business in California, other than the Corporation or any of its subsidiaries or affiliates, or (c) who is a director, officer, employee, agent, nominee, or attorney of any banking corporation, affiliate or subsidiary thereof, or bank holding company engaged in business in California, other than the Corporation or any of its subsidiaries or affiliates, or (d) who has or is the nominee of anyone who has a contract, arrangement or understanding with any banking corporation, or affiliate or subsidiary thereof, or bank holding company, other than the Corporation or any of its subsidiaries or affiliates, or with any officer, director, employee, agent, nominee, attorney or other representative thereof that he will reveal or in any way utilize information obtained as a director or that he will, directly or indirectly, attempt to effect or encourage any action of the Corporation.

Section 3. Election and Term of Office. In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2000, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2001 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2002. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2000, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. This section only may be amended or repealed by approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding
Section 903 of the California General Corporation Law.

Section 4. Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified. Provided, however, that a vacancy in the Board existing as the result of a removal of a director may not be filled by the directors, unless the Articles or a bylaw adopted by the shareholders so provides.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the unanimous consent of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 5. Place of Meeting. Regular meetings of the Board shall be held at any place within the State of California which has been designated in the notice of meeting or if there is no notice, at the principal office of the corporation, or at a place designated by resolution of the Board or by the written consent of the Board. Any regular or special meeting is valid wherever held if held upon written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the corporation.

Section 6. Regular Meetings. Immediately following each annual meeting of shareholders and at the same place, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board shall be held without notice either on the 4th Wednesday of each month, at the hour of 8:30 a.m., or at such different date and time as the Board may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the corporation at its principal office, the said meeting shall be held at the same time and place on the next succeeding full business day. Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 7. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon four days written notice by mail or 24 hours notice delivered personally or by telephone or telegraph or by facsimile. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Such notice may, but need not, specify the purpose of the meeting, nor the place if the meeting is to be held at the principal office of the corporation. Notice of any meeting of the Board need not be given to any director who attends the meeting without protesting either prior thereto or at its commencement, the lack of notice to such director.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by the Articles and subject to the provisions of Section 310 of the California General Corporation Law (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (as to appointment of committees), and Section 317(e) (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to Section 9 constitutes "presence" in person at such meeting.

Section 10. Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting

Section 11. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.

Section 12. Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same effect as a unanimous vote of the Board. Such consent or consents shall be filed with the minutes of the proceedings of the Board.

Section 13. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 14. Rights of Inspection. Every director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

                                   ARTICLE IV

                                    Officers

Section 1. Officers. The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board, a chairman of the board, a vice chairman of the board, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and chief financial officer.

Section 2. Election. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4. Removal and Resignation. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7. Vice Chairman. The Vice Chairman of the Board, if there shall be such an officer, shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the Board and of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 8. President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the General Manager and Chief Executive Officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation. In the absence of both the Chairman of the Board and the Vice Chairman, or if there be none, the President shall preside at all meetings of the shareholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of President and General Manager of a corporation and such other powers and duties as may be prescribed by the Board.

Section 9. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws, and the President, or the Chairman of the Board.

Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal office and such other place as the Board may order, a book of minutes of all the meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at shareholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office or business office in accordance with
Section 213 of the California General Corporation Law. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 11. Assistant Secretary. The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

Section 12. Chief Financial officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director of the corporation.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 13. Assistant Treasurer. The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

Section 15. Officers Holding More Than One Office. Any two or more offices, except those of President and Chief Financial Officer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 16. Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

                                    ARTICLE V

                                Other Provisions

Section 1. Inspection of Corporate Records. The corporation shall keep at its principal executive office a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may:

(a) Inspect and copy the record of shareholders; names and addresses and shareholdings during usual business hours upon five business days prior notice demand upon the corporation; or

(b) Obtain from the transfer agent, if any, for the corporation, upon five business days prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of the date specified by the shareholder subsequent to the date of demand.

Section 2. Inspection of Bylaws. The corporation shall keep at its principal office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during business hours.

Section 3. Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this corporation and any other person, when signed by the President or any Vice President and the Treasurer or any Assistant Treasurer of this corporation shall be valid and binding upon this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not the authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or arrangement or to pledge its credit or to render it liable for any purpose or amount.

Section 4. Certificates of Stock. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the President or Vice President and by the Chief Financial Officer or Assistant Financial Officer or by the Secretary or Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificates may be facsimile. If any officer, transfer agent, or registrar who has signed a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

Section 5. Representation of Shares of Other Corporations. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

Section 6. Annual Report to Shareholders. Except when this corporation has 100 or more holders of record of its shares (determined as provided in Section 605 of the Corporations Code), the annual report to shareholders referred to in
Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

Section 7. Seal. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the word "Incorporated" and the date of its incorporation.

Section 8. Fiscal Year. The fiscal year of this corporation shall begin on the first day of January and end on the 31st day of December of each year.

Section 9. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

Section 10. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 9 of this Article, shall be contrary to or inconsistent with any applicable provision of the California General Corporation Law or other applicable law of the State of California or of the United States shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity of applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                   ARTICLE VI

                                 Indemnification

Section 1. Definitions. For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification pursuant to law.

Section 2. Extent of Indemnification. The corporation shall, to the maximum extent permitted by the California General Corporation Law, advance expenses to and indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

Section 3. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

                                   ARTICLE VII

                                   Amendments

Section 1. Amendment By Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles.

Section 2. Amendment By Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article VII, Bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board of Directors.